SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
FORM 8‑K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
DATE OF REPORT - January 15, 2013
(Date of Earliest Event Reported)
COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)
Commission File No. 1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant's telephone number, including area code: (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On January 15, 2013, Columbia Laboratories, Inc. (the “Company”) entered into an employment agreement with Jonathan B. Lloyd Jones (the “Employment Agreement”) defining the terms of his employment with the Company as its Vice President Finance, Chief Financial Officer, Treasurer, and Secretary, effective January 21, 2013.
Pursuant to the Employment Agreement, Mr. Lloyd Jones' annual Base Salary is $285,000. Mr. Lloyd Jones is eligible to receive a target annual bonus of 40% of his Base Salary, as then in effect, within the discretion of the Board of Directors. Mr. Lloyd Jones' actual bonus award may be higher or lower than the target bonus amount depending upon the attainment of pre-established Company goals for a particular year. Mr. Lloyd Jones is also entitled to participate in the benefit programs generally available to Company executive employees. The Employment Agreement will terminate upon his death.
Pursuant to the Employment Agreement, on January 15, 2013, Mr. Lloyd Jones received a grant of options to purchase 200,000 shares of the Company's Common Stock under the Company's 2008 Long-term Performance Plan. The options, which vest at the rate of 25% per year over four years subject to Mr. Lloyd Jones' continued employment, have an exercise price per share equal to the closing price of the Company's Common Stock on January 15, 2013, on the Nasdaq Global Market.
If Mr. Lloyd Jones' employment is terminated by the Company without Cause (as defined in the Employment Agreement) or by Mr. Lloyd Jones with Good Reason (as defined in the Employment Agreement), the Employment Agreement provides for payment to him of an additional six months of his final Base Salary following execution by him of a release of the Company. He is not entitled to any annual performance bonus for the year in which such resignation or termination occurs.
Pursuant to the Employment Agreement, Mr. Lloyd Jones is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason.
The Employment Agreement incorporates Mr. Lloyd Jones' Employee Proprietary Information and Inventions Agreement dated as of January 15, 2013 (attached as Exhibit A to the Employment Agreement), pursuant to which Mr. Lloyd Jones assigns to the Company any rights he may have or acquire in proprietary information during the course of his employment with the Company. He further agrees to keep in confidence all proprietary information of the Company during the period of his employment and thereafter.
The Employment Agreement also incorporates Mr. Lloyd Jones' Indemnification Agreement dated as of January 15, 2013 (attached as Exhibit B to the Employment Agreement), pursuant to which the Company will indemnify, and advance expenses to, Mr. Lloyd Jones as provided in the Indemnification Agreement to the fullest extent permitted by applicable law.
A copy of the Employment Agreement (including Exhibits) is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 1.02 Termination of a Material Definitive Agreement.
On January 15, 2013, the Company terminated without Cause the Employment Agreement dated July 15, 2009, with Lawrence A. Gyenes, as Senior Vice President, Chief Financial Officer, and Treasurer of the Company (the “Gyenes Agreement”). The termination is effective January 31, 2013.
The Gyenes Agreement provides for payment of Mr. Gyenes's base salary through the date of termination and a lump sum cash payment of one year's base salary plus his target annual bonus.  Mr. Gyenes will also be entitled to receive reimbursement for the COBRA premium costs of his medical, dental, and vision insurance coverage for a period of twelve (12) months thereafter.
Pursuant to the Gyenes Agreement, Mr. Gyenes is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company's employees, customers or vendors during that period.
A copy of the Gyenes Agreement (including Exhibits) is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.
On January 15, 2013, the Company terminated without Cause the Amended and Restated Employment Agreement dated March 11, 2009, with Michael McGrane, as Senior Vice President, General Counsel, and Secretary of the Company (the “McGrane Agreement”). The termination is effective January 31, 2013.
The McGrane Agreement provides for payment of Mr. McGrane's base salary through the date of termination and a lump sum cash payment of one year's base salary plus his target annual bonus.  Mr. McGrane will also be entitled to receive reimbursement for the COBRA premium costs of his medical, dental, and vision insurance coverage for a period of twelve (12) months thereafter.
Pursuant to the McGrane Agreement, Mr. McGrane is prohibited from competing with the Company for a period of one year following the termination of his employment for any reason, and is also prohibited from soliciting any of the Company's employees, customers or vendors during that period.
A copy of the McGrane Agreement (including Exhibits) is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 15, 2013, Jonathan B. Lloyd Jones was appointed Vice President Finance, Chief Financial Officer, Treasurer, and Secretary of the Company effective January 21, 2013.
Mr. Lloyd Jones, age 52, has over 25 years of corporate development and finance experience. He has led negotiations, valuation and diligence teams that developed and executed over $2 billion of biotechnology and pharmaceutical company mergers and acquisitions, financing and licensing transactions. Most recently, he served as chief financial officer and vice president of corporate development at TetraLogic Pharmaceuticals, a venture capital-funded biotechnology company. From 2006 to 2010, Mr. Lloyd Jones was vice president of finance at TransMolecular, Inc. During the prior 10 years, he was employed by Genzyme as a senior director of corporate development. Earlier in his career Mr. Lloyd Jones headed banking and financial operations at The Royal Bank of Scotland (Nassau) Ltd., part of the Royal Bank of Scotland Group. None of the organizations at which Mr. Lloyd Jones was employed are affiliates of the Company. Mr. Lloyd Jones holds an MBA degree from The Wharton School of the University of Pennsylvania and is a member of the Institute of Chartered Accountants in England & Wales.
A brief description of the material terms of Mr. Lloyd Jones' employment agreement is set forth under Item 1.01, above.
There are no arrangements or understandings between Mr. Lloyd Jones and any other person pursuant to which he was selected as an officer of the Company. Mr. Lloyd Jones is not related to any executive officer or director of the Company.
There have been no transactions since January 1, 2012, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which Mr. Lloyd Jones had, or will have, a direct or indirect material interest that is required to be disclosed pursuant to Section 404(a) of Securities and Exchange Commission Regulation S-K.

On January 15, 2013, the Company terminated without Cause the employment of Lawrence A. Gyenes, as Senior Vice President, Chief Financial Officer, and Treasurer of the Company. The termination is effective January 31, 2013.
On January 15, 2013, the Company terminated without Cause the employment of Michael McGrane as Senior Vice President, General Counsel, and Secretary of the Company. The termination is effective January 31, 2013.
The disclosures set forth under Items 1.01 and 1.02 of this Current Report on Form 8-K are incorporated by reference into this item.
Item 8.01     Other Events.
On January 16, 2013, Columbia Laboratories, Inc. issued a press release entitled, “Jonathan B. Lloyd Jones Appointed CFO of Columbia Laboratories” (the “Press Release”). A copy of the Press Release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Jonathan B. Lloyd Jones dated January 15, 2013
10.2
Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence A. Gyenes dated July 15, 2009 (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K dated July 15, 2009)

10.3
Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 11, 2009 (incorporated by reference from Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q dated August 6, 2009)

99.1	Press Release dated January 16, 2013, entitled “Jonathan B. Lloyd Jones Appointed CFO of Columbia Laboratories”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: January 16, 2013

COLUMBIA LABORATORIES, INC.
By: /s/ Frank C. Condella, Jr.
Frank C. Condella, Jr.
President & Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Employment Agreement by and between Columbia Laboratories, Inc. and Jonathan B. Lloyd Jones dated January 15, 2013
10.2
Employment Agreement by and between Columbia Laboratories, Inc. and Lawrence A. Gyenes dated July 15, 2009 (incorporated by reference from Exhibit 10.1 to the Company's Current Report on Form 8-K dated July 15, 2009)

10.3
Amended and Restated Employment Agreement by and between Columbia Laboratories, Inc. and Michael McGrane dated March 11, 2009 (incorporated by reference from Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q dated August 6, 2009)

99.1	Press Release dated January 16, 2013, entitled “Jonathan B. Lloyd Jones Appointed CFO of Columbia Laboratories”